Exhibit 5.4

[Letterhead of Potter Anderson & Corroon LLP]

December 13, 2013

IAC/InterActiveCorp

555 West 18th Street

New York, New York 10011

Re:                             IAC/InterActiveCorp — Registration Statement on Form S-4

Ladies and Gentlemen:

We have been asked to render certain limited opinions relating to IAC/InterActiveCorp (“IAC/InterActiveCorp”), a Delaware corporation (formerly known as Silver King Broadcasting Company, Inc., HSN Silver King Broadcasting Company, Inc., HSN Communications, Inc., Silver King Communications, Inc., HSN, Inc., USA Networks, Inc., USA Interactive and InterActiveCorp) and each of the other Delaware corporations identified on Schedule A hereto (such corporations and IAC/InterActiveCorp are sometimes referred to herein collectively as the “Corporations” and individually as a “Corporation”), and each of the Delaware limited liability companies identified on Schedule B hereto (such limited liability companies are sometimes referred to herein collectively as the “LLCs” and individually as an “LLC”).  The Corporations and the LLCs are sometimes referred to collectively herein as the “Delaware Entities” and individually as a “Delaware Entity”.

For purposes of giving the opinions hereinafter set forth, we have examined:

1.                                      The Organizational Documents of each Delaware Entity listed on Schedule C hereto;

2.                                      A Certificate of Good Standing for each Delaware Entity, dated on or above the date hereof, obtained from the Secretary of State of the State of Delaware;

3.                                      A Certified Copy of Resolutions of the Board of Directors of IAC/InterActiveCorp, dated November 11, 2013 (the “IAC/InterActiveCorp Board Resolutions”);

4.                                      The Omnibus Written Consent of the Directors, Managers or Members, as Applicable, of Certain Subsidiaries of IAC/InterActiveCorp, dated November 11, 2013 (the “Omnibus Consent” and, together with the IAC/InterActiveCorp Board Resolutions, the “Consents”);

5.                                      The Certificate of Secretary of IAC/InterActiveCorp, dated November 15, 2013 (the “IAC/InterActiveCorp Secretary Certificate”), certifying as to certain factual matters stated therein;

6.                                      The Omnibus Certificate of Secretary of the Guarantors (as such term is defined in the Indenture (defined below)), dated November 15, 2013 (the “Omnibus Secretary Certificate” and, together with the IAC/InterActiveCorp Secretary Certificate, the “Officer Certificates”), certifying as to certain factual matters stated therein; and

7.                                      The Indenture, dated November 15, 2013 (the “Indenture”), by and among the Delaware Entities and Computershare Trust Company, N.A.;

For purposes of this opinion, we have reviewed the documents listed in (1) through (7) above.  As to any facts that we have not independently investigated, we have relied on the foregoing documents, the statements and information set forth therein and the additional matters related thereto or assumed therein, all of which we have assumed to be true, complete and accurate.

2

Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                      Each Corporation has been duly incorporated and is validly existing and in good standing as a corporation under the General Corporation Law of the State of Delaware, 8 Del. C. § 101, et seq. (the “DGCL”).

2.                                      Each Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.

3.                                      The execution and delivery by each Corporation of the Indenture, and the performance by such Corporation of its obligations thereunder, have been duly authorized by all necessary corporate action of such Corporation.

4.                                      Each LLC has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”).

5.                                      Each LLC has the requisite limited liability company power and authority to execute, deliver and perform its obligations under the Indenture.

6.                                      The execution and delivery by each LLC of the Indenture, and the performance by such LLC of its obligations thereunder, have been duly authorized by all necessary limited liability company action of such LLC.

7.                                      Each of the Delaware Entities has duly executed and delivered the Indenture.

All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

a.                                      The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities, insurance and antitrust provisions thereof.  We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, United States federal laws and rules and regulations relating thereto.  The opinions rendered herein speak only as of the date of this letter, and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein

b.                                      Except to the extent expressly set forth in the foregoing opinion, we have assumed (i) the due execution and delivery by each party thereto of each document examined by us, (ii) the due authorization by each party thereto of each document examined by us, (iii) that each of such parties has the full power, authority and legal right to enter into and deliver each

3

such document and to perform its obligations thereunder, (iv) that each entity that is a party to any of the documents examined by us has been duly incorporated or formed, and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, (v) that each of the documents examined by us constitutes a legal, valid and binding agreement of the parties thereto, and is enforceable against the parties thereto in accordance with its terms, and (vi) the legal capacity of any natural persons who are signatories to any of the documents examined by us.

c.                                       We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

d.                                      We have assumed that the statements of fact in each of the Consents and in each of the Officer Certificates were true and correct when made and have remained true and correct at all times since such date through and including the date hereof.

e.                                       With respect to each LLC, we have assumed that (i) no event of dissolution, liquidation or termination of the LLC has occurred under the Organizational Documents of such LLC or the LLC Act, and (ii) there has been at all times since the formation of each LLC at least one duly admitted member of such LLC.

4

We understand that you and the holders of the Notes (as defined below) will rely on this opinion as to the matters of Delaware law addressed herein.  In addition, we understand that Wachtell, Lipton, Rosen & Katz (“WLRK”) will also rely on this opinion as to the matters of Delaware law addressed herein in connection with an opinion to be rendered by it on the date hereof relating to the LLCs.  In connection with the foregoing, we hereby consent to your, the holders of the Notes (as defined below) and WLRK’s relying on this opinion as to the matters of Delaware law addressed herein.  Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4, relating to the offer to exchange $500,000,000 of 4.875% Senior Notes of IAC/InterActiveCorp due 2018 for $500,000,000 of 4.875% Senior Notes of IAC/InterActiveCorp due 2018 (collectively, the “Notes”), as proposed to be filed by IAC/InterActiveCorp with the Securities and Exchange Commission on or about the date hereof, and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 and the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ POTTER ANDERSON & CORROON LLP
Potter Anderson & Corroon LLP

5

SCHEDULE A

CORPORATIONS

1.                                      About, Inc. (formerly known as Miningco.com and About.com, Inc.)

2.                                      Elicia Acquisition Corp.

3.                                      HomeAdvisor, Inc. (formerly known as W3 Ventures, Inc., Wisen.com, Inc. and ServiceMagic, Inc.)

4.                                      IAC Search & Media, Inc. (formerly known as AJ Merger Corporation and Ask Jeeves, Inc.)

5.                                      Match.com International Holdings, Inc.

6.                                      Match.com, Inc.

7.                                     Mindspark Interactive Network, Inc. (formerly known as CTC Bulldog, Inc., iWon, Inc., The Excite Network, Inc., Focus Interactive, Inc. and IAC Consumer Applications & Portals, Inc.)

8.                                      Mojo Acquisition Corp.

9.                                      People Media, Inc. (formerly known as Zencon Holdings Corporation)

10.                               Shoebuy.com, Inc.

11.                               Tutor.com, Inc.

SCHEDULE B

LLCs

1.                                      APN, LLC

2.                                      Aqua Acquisition Holdings LLC

3.                                      CityGrid Media, LLC (formerly known as CS.com and CitySearch, LLC)

4.                                      HTRF Ventures, LLC

5.                                      IAC Search, LLC

6.                                      Match.com, L.L.C. (formerly known as Match.com I, L.L.C.)

7.                                      IAC Falcon Holdings, LLC

SCHEDULE C

ORGANIZATIONAL DOCUMENTS

1.                                      IAC/InterActiveCorp (formerly known as Silver King Broadcasting Company, HSN Silver King Broadcasting Company, Inc., HSN Communications, Inc. Silver King Communications, Inc., HSN, Inc., USA Networks, Inc., USA InterActive, and InterActiveCorp)

The Certificate of Incorporation of IAC/InterActiveCorp, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on July 28, 1986

The Restated Certificate of Incorporation of IAC/InterActiveCorp, as filed with the Secretary of State on August 9, 2005

The Certificate of Designations of Series B Cumulative Convertible Preferred Stock of IAC/InterActiveCorp, as filed with the Secretary of State on August 9, 2005

The Certificate of Merger of IAC Preferred Merger Sub, Inc. and IAC/InterActiveCorp, as filed with the Secretary of State on August 7, 2008

The Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp, as filed with the Secretary of State on August 20, 2008

The Certificate of Ownership and Merger Merging Proust, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging USANI Capital Corp. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging SK Holdings, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging USA-VUE Funding Corp. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging Power Ten Ventures, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging TMNV HoldCo, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging USANi SpinCo., Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging Points Investments, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging Primal Ventures, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging GDC Media, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging Unicorn Acquisition Corp. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging HTRF Holdings, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging ZD Holdings, Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging ZeroDegrees Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Certificate of Ownership and Merger Merging Black Web Enterprises Inc. with and into IAC/InterActiveCorp, as filed with the Secretary of State on November 14, 2012

The Amended and Restated By-Laws of IAC/InterActiveCorp

2.                                      About, Inc. (formerly known as MiningCo.com, Inc. and About.com, Inc.)

The Certificate of Incorporation of About, Inc., as filed with the Secretary of State on November 17, 1998

Third Amended and Restated Certificate of Incorporation of About, Inc., as filed with the Secretary of State on May 26, 2004

The Certificate of Change of Location of Registered Office and of Registered Agent of About, Inc., as filed with the Secretary of State on January 7, 2005

The Amended and Restated By-Laws of About, Inc.

3.                                      Elicia Acquisition Corp.

The Certificate of Incorporation of Elicia Acquisition Corp., as filed with the Secretary of State on November 14, 2001

The Certificate of Change of Location of Registered Office and of Registered Agent of Elicia Acquisition Corp., as filed with the Secretary of State on October 23, 2003

The Certificate of Change of Location of Registered Office and of Registered Agent of Elicia Acquisition Corp., as filed with the Secretary of State on February 13, 2007

The Certificate of Amendment of the Certificate of Incorporation of Elicia Acquisition Corp., as filed with the Secretary of State on August 15, 2008

The Bylaws of Elicia Acquisition Corp.

4.                                      HomeAdvisor, Inc. (formerly known as W3 Ventures, Inc., Wisen.com, Inc. and ServiceMagic, Inc.)

The Certificate of Incorporation of HomeAdvisor, Inc., as filed with the Secretary of State on December 18, 1998

The Certificate of Merger of HomeAdvisor, Inc. and SM Merger Sub, Inc., with the Amended and Restated Certificate of Incorporation of HomeAdvisor, Inc. attached thereto as Exhibit A, as filed with the Secretary of State on September 1, 2004

The Certificate of Amendment of Amended and Restated Certificate of Incorporation of HomeAdvisor, Inc., as filed with the Secretary of State on September 19, 2012

The Certificate of Amendment of the Amended and Restated Certificate of Incorporation of HomeAdvisor, Inc., as filed with the Secretary of State on April 17, 2013

The By-Laws of HomeAdvisor, Inc.

5.                                      IAC Search & Media, Inc. (formerly known as AJ Merger Corporation and Ask Jeeves, Inc.)

The Certificate of Incorporation of IAC Search & Media, Inc., as filed with the Secretary of State on May 11, 1999

The Certificate of Merger of AJI Acquisition Corp. with and into IAC Search & Media, Inc., with the Amended and Restated Certificate of Incorporation of IAC Search & Media attached thereto as Annex A, as filed with the Secretary of State on July 19, 2005

The Certificate of Amendment to the Certificate of Incorporation of IAC Search & Media, Inc., as filed with the Secretary of State on February 17, 2006

The Bylaws of IAC Search & Media, Inc.

6.                                      Match.com International Holdings, Inc.

The Certificate of Incorporation of Match.com International Holdings, Inc., as filed with the Secretary of State on November 7, 2005

The By-Laws of Match.com International Holdings, Inc.

7.                                      Match.com, Inc.

The Certificate of Incorporation of Match.com, Inc., as filed with the Secretary of State on February 13, 2009

The Certificate of Amendment of the Certificate of Incorporation of Match.com, Inc., as filed with the Secretary of State on March 19, 2013

The By-Laws of Match.com, Inc.

8.                                      Mindspark Interactive Network, Inc. (formerly known as CTC Bulldog, Inc., iWon, Inc., The Excite Network, Inc., Focus Interactive, Inc. and IAC Consumer Applications & Portals, Inc.)

The Certificate of Incorporation of Mindspark Interactive Network, Inc., as filed with the Secretary of State on March 18, 1999

The Amended and Restated Certificate of Incorporation of Mindspark Interactive Network, Inc., as filed with the Secretary of State on March 16, 2001

The Certificate of Amendment of Certificate of Incorporation of Mindspark Interactive Network, Inc., as filed with the Secretary of State on December 19, 2001

The Certificate of Amendment of Certificate of Incorporation of Mindspark Interactive Network, Inc., as filed with the Secretary of State on June 13, 2003

The Certificate of Ownership and Merger Merging Fun Web Products, Inc. with and into Mindspark Interactive Network, Inc., as filed with the Secretary of State on March 2, 2004

The Certificate of Change of Location of Registered Office and of Registered Agent of Mindspark Interactive Network, Inc., as filed with the Secretary of State on March 15, 2005

The Certificate of Ownership and Merger of My Way, Inc. and iWon Holdings, Inc. with and into Mindspark Interactive Network, Inc., as filed with the Secretary of State on March 17, 2005

The Certificate of Merger of Maxonline, LLC and Mindspark Interactive Network, Inc., as filed with the Secretary of State on August 10, 2006

The Certificate of Amendment of Certificate of Incorporation of Mindspark Interactive Network, Inc., as filed with the Secretary of State on May 7, 2008

The Certificate of Amendment of Certificate of Incorporation of Mindspark Interactive Network, Inc., as filed with the Secretary of State on November 21, 2008

The Certificate of Amendment of Certificate of Incorporation of Mindspark Interactive Network, Inc., as filed with the Secretary of State on December 2, 2009

The By-Laws of Mindspark Interactive Network, Inc.

9.                                      Mojo Acquisition Corp.

The Certificate of Incorporation of Mojo Acquisition Corp., as filed with the Secretary of State on November 7, 2005

The Certificate of Merger of Udate.com, Inc. into Mojo Acquisition Corp., as filed with the Secretary of State on August 31, 2012

The Certificate of Merger of Kiss.com, Inc. into Mojo Acquisition Corp., as filed with the Secretary of State on August 31, 2012

The By-Laws of Mojo Acquisition Corp.

10.                               People Media, Inc. (formerly known as Zencon Holdings Corporation)

The Certificate of Incorporation of People Media, Inc., as filed with the Secretary of State on May 15, 2007

The Certificate of Merger of ZPM Merger Sub, Inc. with and into People Media, Inc., with the Amended and Restated Certificate of Incorporation of People Media, Inc. attached thereto as Exhibit A, as filed with the Secretary of State on July 13, 2009

The Bylaws of People Media, Inc.

11.                               Shoebuy.com, Inc.

The Certificate of Incorporation of Shoebuy.com, Inc., as filed with the Secretary of State on November 23, 1999

The Certificate of Merger of Kicks Acquisition Corp. with and into Shoebuy.com, Inc., with the Amended and Restated Certificate of Incorporation of Shoebuy.com, Inc. attached thereto as Exhibit A, as filed with the Secretary of State on February 3, 2006

The By-Laws of Shoebuy.com, Inc.

12.                               Tutor.com, Inc.

The Certificate of Incorporation of Tutor.com, Inc., as filed with the Secretary of State on February 24, 2000

The Certificate of Merger of TT Merger Sub, Inc. with and into Tutor.com, Inc., with the Sixth Amended and Restated Certificate of Incorporation of Tutor.com, Inc. attached thereto as Exhibit A, as filed with the Secretary of State on December 14, 2012

The By-Laws of Tutor.com, Inc.

13.                               APN, LLC

The Certificate of Formation of APN, LLC, as filed with the Secretary of State on December 3, 2009

The Limited Liability Company Agreement of APN, LLC, dated as of December 3, 2009, by IAC Search & Media, Inc., as the sole member of APN, LLC

14.                               Aqua Acquisition Holdings LLC

The Certificate of Formation of Aqua Acquisition Holdings LLC, as filed with the Secretary of State on March 2, 2004

The Certificate of Merger of Aqua Acquisition Holdings LLC, as filed with the Secretary of State on May 6, 2004

The Certificate of Amendment to Certificate of Formation of Aqua Acquisition Holdings LLC, as filed with the Secretary of State on February 28, 2005

The Limited Liability Company Agreement of Aqua Acquisition Holdings LLC, dated March 2004, by Ask Jeeves, Inc., as the sole member of Aqua Acquisition Holdings LLC

15.                               CityGrid Media, LLC (formerly known as CS.COM, LLC and Citysearch, LLC)

The Certificate of Formation of CityGrid Media, LLC, as filed with the Secretary of State on August 5, 2008

The Certificate of Amendment to Certificate of Formation of CityGrid Media, LLC, as filed with the Secretary of State on September 17, 2008

The Certificate of Amendment to Certificate of Formation of CityGrid Media, LLC, as filed with the Secretary of State on June 2, 2010

The Amended and Restated Limited Liability Company Agreement of CityGrid Media, LLC, dated as of August 5, 2008, by Ticketmaster, as the sole member of CityGrid Media, LLC

16.                               HTRF Ventures, LLC

The Certificate of Formation of HTRF Ventures, LLC, as filed with the Secretary of State on August 27, 2001

The Certificate of Amendment to Certificate of Formation of HTRF Ventures, LLC, as filed with the Secretary of State on February 24, 2004

The Limited Liability Company Agreement of HTRF Ventures, LLC, dated as of July 15, 2003, by InterActiveCorp, as the sole member of HTRF Ventures, LLC

17.                               IAC Search, LLC

The Certificate of Formation of IAC Search, LLC, as filed with the Secretary of State on February 1, 2012

The Limited Liability Company Agreement of IAC Search, LLC, dated as of February 1, 2012, by IAC/InterActiveCorp, as the sole equity member of IAC Search, LLC

18.                               Match.com, L.L.C. (formerly known as Match.com I, L.L.C.)

The Certificate of Formation of Match.com, L.L.C., as filed with the Secretary of State on June 25, 2007

The Certificate of Merger of Match.com, L.P. with and into Match.com, L.L.C., as filed with the Secretary of State on June 28, 2007

The Certificate of Amendment to the Certificate of Formation of Match.com, L.L.C., as filed with the Secretary of State on July 5, 2007

The Amended and Restated Limited Liability Company Agreement of Match.com, L.L.C., dated as of June 25, 2007, by Elicia Acquisition Corp., as the sole member of Match.com, L.L.C.

19.          IAC Falcon Holdings, LLC

The Certificate of Formation of IAC Falcon Holdings, LLC, as filed with the Secretary of State on April 29, 2005.

The Amended and Restated Limited Liability Company Agreement of IAC Falcon Holdings, LLC, dated as of May 22, 2013, by IAC/InterActiveCorp, as the sole member of IAC Falcon Holdings, LLC.